UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Randall J. Scott

On June 27, 2022, Rare Element Resources, Inc. (the “Company”), a Wyoming corporation and wholly owned subsidiary of Rare Element Resources Ltd. (the “Registrant”), entered into an amendment to the employment agreement with the Company’s Chief Executive Officer, Randall J. Scott, to provide for certain terms of Mr. Scott’s planned retirement (the “Employment Agreement Amendment” and the employment agreement, as amended by the Employment Agreement Amendment, the “Employment Agreement”).

Pursuant to the Employment Agreement Amendment, Mr. Scott shall continue to serve as the Company’s Chief Executive Officer until the earliest of (i) December 31, 2022 (the “Retirement Date”), (ii) the date on which Mr. Scott’s successor as Chief Executive Officer commences employment with the Company (the “CEO Succession Date”), or (iii) the date Mr. Scott’s employment is terminated by either the Company or Mr. Scott in accordance with the Employment Agreement.  Until the earlier of the Retirement Date or the CEO Succession Date, Mr. Scott must continue to perform his duties and responsibilities arising out of his position as the Chief Executive Officer, as well as such succession planning and transition activities as are reasonably requested by the Board of Directors of the Registrant (the “Board”), including, without limitation, using reasonable efforts to ensure a smooth transition of his duties to the successor Chief Executive Officer or other officers of the Company.

Upon the termination of Mr. Scott’s employment with the Company in accordance with the terms of the Employment Agreement, the Company must pay or provide to Mr. Scott any accrued payments and benefits.  In addition, subject to Mr. Scott’s execution of a consulting agreement (as described below) with the Company, and provided that Mr. Scott executes a general release of claims, the Company will also pay to Mr. Scott a severance payment equal to one year of Mr. Scott’s base salary as in effect on the date of termination.  Such severance payment will be paid in a lump sum no later than the 30th day after the earlier of the CEO Succession Date or the Retirement Date.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Form of Consulting Agreement with Randall J. Scott

In connection with the Employment Agreement Amendment, the Company will enter into a consulting agreement with Mr. Scott to provide for the terms of Mr. Scott’s continued service with the Company for a certain period of time following Mr. Scott’s planned retirement (the “Consulting Agreement”).  The term of the Consulting Agreement is expected to begin on or around the Retirement Date and will continue through December 31, 2027, unless terminated sooner in accordance with the terms of the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Scott will provide consulting services to the Company on such projects as the Chairman of the Board or the Chief Executive Officer of the Company may reasonably request, and Mr. Scott will reasonably agree, related to the business of the Company, including executive transition services to the Company, periodic advice and counseling to the Chief Executive Officer of the Company and transferring knowledge with respect to legacy items, and may additionally include advising and assisting on such other matters as may be requested by the Board or the Chief Executive Officer from time to time.  As consideration for the consulting services provided under the Consulting Agreement, Mr. Scott will receive a consulting fee at a rate of $20,125 per month for the period commencing on the effective date of the Consulting Agreement and ending on December 31, 2022.  Thereafter, the rate of the consulting fee will be agreed between the Company and Mr. Scott.  In addition, all stock options granted to Mr. Scott pursuant to the Rare Element Resources, Ltd. 2011 Stock Option Plan or otherwise will remain outstanding and eligible to vest in accordance with their terms during the term of the Consulting Agreement as if Mr. Scott had remained employed by the Company through the term of the Consulting Agreement.

The Consulting Agreement contains certain restrictive covenants, including a confidentiality covenant and a non-competition covenant restricting Mr. Scott from acquiring any interest in any mining or millsite claims, minerals, real property, royalties or water within 20 miles from the outside boundaries of any of the properties of the Company.

The Company may terminate the Consulting Agreement in the event that Mr. Scott fails to provide the requested transition-related services from the effective date of the Consulting Agreement through December 31, 2022, or if Mr. Scott breaches any of the restrictive covenants set forth in the Employment Agreement or the Consulting Agreement or Mr. Scott disparages the Company or engages in egregious conduct detrimental to the Company.  Mr. Scott may terminate the Consulting Agreement at any time after December 31, 2022 upon 10 days’ written notice.  In addition, the Consulting Agreement will end upon Mr. Scott’s death or disability.

The form of the Consulting Agreement is an exhibit to the Employment Agreement Amendment.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1*	Amendment to Employment Agreement, effective as of June 27, 2022, by and between Rare Element Resources, Inc. and Randall J. Scott
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101.

* Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2022

RARE ELEMENT RESOURCES LTD.

By:	/s/ Wayne E. Rich
Name:	Wayne E. Rich
Title:	Chief Financial Officer